SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 1994

                United Missouri Bancshares, Inc.
      Exact name of registrant as specified in its charter)


        Missouri                33-59428          43-0903811
(State or other juris-        (Commission File    (IRS Employer
diction of incorpora-          Number)            Identification
tion)                                             Number)

          1010 Grand Avenue, Kansas City, Missouri  64106
       (Address of principal executive offices) (Zip Code)


                      (816) 860-7000
      Registrant's telephone number, including area code)

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            INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     Not applicable.

Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.

Item 5.  Other Events.

     On Tuesday, April 19, 1994, Malcolm M. Aslin, President and Chief Operating Officer of Bancshares and Chairman of the Board of United Missouri Bank, n.a., resigned from all positions with Bancshares and its affiliates. Mr. Aslin's duties will be assumed in part by Bancshares' Chief Financial Officer and the remainder will be assumed by R. Crosby Kemper. Bancshares is in the process of recruiting a new Chief Financial Officer to replace William M. Teiwes, who resigned in early April, 1994 to go to work at another bank.

     Mr. Aslin also withdrew his name from nomination for election to the Board of Directors of Bancshares at the Annual Meeting of Shareholders held on Thursday, April 21, 1994. The Executive Committee of the Board of Directors nominated James A. Sangster for election to the Board of Directors of Bancshares to fill the vacancy left by Mr. Aslin's withdrawal. Mr. Sangster is the Executive Vice President of Bancshares and a Divisional Executive Vice President of United Missouri Bank, n.a.

     On Thursday, April 21, 1994, Bancshares held its Annual Meeting of Shareholders. At that meeting, nine class III directors were elected to the Board of Directors to hold office until the 1997 Annual Meeting. The nine directors elected were H. Alan Bell, Charles A. Garney, R. Crosby Kemper III, Daniel N. League, Jr., John H. Mize, Jr., Alan W. Rolley, Thomas D. Sanders, James A. Sangster and Herman R. Sutherland.

     In addition, the proposals to amend the Articles of Incorporation of Bancshares to change its name to UMB Financial Corporation to change the par value of the common stock of Bancshares to $1.00 per share were approved by the shareholders. The amendment effecting these changes was filed with the Missouri Secretary of State on April 22, 1994. In connection with its name change, Bancshares will be changing its trading symbol on the NASDAQ-National Market System to "UMBF". No other matters came before the meeting.

     At the regular meetings of the Boards of Directors of Bancshares and United Missouri Bank, n.a. on April 21, 1994 and April 20, 1994, respectively, R. Crosby Kemper was elected President of Bancshares and Chairman of United Missouri Bank, n.a. Mr. Kemper continues to hold the titles of Chairman and Chief Executive Officer of Bancshares and Chief Executive Officer of United Missouri Bank, n.a. He was elected to these positions to fill the vacancy left by Mr. Aslin's resignation.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements and Exhibits.

     Not applicable.

Item 8.  Change in Fiscal Year.

     Not applicable.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         UNITED MISSOURI BANCSHARES, INC.

                              /s/ R. Crosby Kemper
DATE:  April 22, 1994    By:  R. Crosby Kemper
                              Chairman of the Board and
                              Chief Executive Officer